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                                                                 Exhibit 5(b)

                            RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                                ONE RODNEY SQUARE
                                  P.O. BOX 551
                           WILMINGTON, DELAWARE 19899
                                 (302) 651-7700
                               FAX: (302) 651-7701
                                   WWW.RLF.COM



                                  May 3, 2002





Associated Banc-Corp
ASBC Capital I
ASBC Capital II
ASBC Capital III
c/o Associated Banc-Corp
1200 Hansen Road
Green Bay, WI 54304

            Re: ASBC Capital I, ASBC Capital II and ASBC Capital III

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Associated Banc-Corp, a Wisconsin corporation (the "Company"), ASBC Capital I, a Delaware business trust ("Trust I"), ASBC Capital II, a Delaware business trust ("Trust II")and ASBC Capital III, a Delaware business trust ("Trust III," together with Trust I and Trust II collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Trust of Trust I, as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on May 3, 2002;

          (b) The Certificate of Trust of Trust II, as filed with the Secretary of State on May 3, 2002;

          (c) The Certificate of Trust of Trust III, as filed with the Secretary of State on May 3, 2002;

          (d) The Trust Agreement of Trust I, dated as of May 3, 2002 among the Company and the trustees of Trust I named therein;

          (e) The Trust Agreement of Trust II, dated as of May 3, 2002 among the Company and the trustees of Trust II named therein;


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Associated Banc-Corp
ASBC Capital I
ASBC Capital II
ASBC Capital III
May 3, 2002
Page 2

          (f) The Trust Agreement of Trust III, dated as of May 3, 2002 among the Company and the trustees of Trust III named therein;

          (g) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus"), with respect to, among other things, the Capital Securities of the Trusts representing preferred beneficial interests in the assets of the Trusts (each, a "Capital Security" and collectively, the "Capital Securities"), as filed by the Company and the Trusts with the Securities and Exchange Commission on or about May 3, 2002;

          (h) A form of Amended and Restated Trust Agreement for each of the Trusts, to be entered into between the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust (including Exhibits A and B thereto) (collectively, the "Trust Agreements" and individually, a "Trust Agreement"), filed as an exhibit to the Registration Statement; and

          (i) A Certificate of Good Standing for each of the Trusts, dated May 3, 2002, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. Notwithstanding the foregoing, we believe that we have reviewed all documents necessary to render the opinions set forth herein.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that each of the Trust Agreements will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the


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Associated Banc-Corp
ASBC Capital I
ASBC Capital II
ASBC Capital III
May 3, 2002
Page 3


applicable Trust, and that the Trust Agreements and the Certificates of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us,
(vi) the receipt by each Person to whom a Capital Security is to be issued by the Trusts (collectively, the "Capital Security Holders") of a Capital Security Certificate for such Capital Security and the payment for such Capital Security, in accordance with the Trust Agreements and the Registration Statement, and
(vii) that the Capital Securities are authenticated, issued and sold to the Capital Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

          This opinion is limited to the law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. Each of the Trusts has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

          2. The Capital Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the applicable Trust.

          3. The Capital Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the Trust Agreement.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our



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Associated Banc-Corp
ASBC Capital I
ASBC Capital II
ASBC Capital III
May 3, 2002
Page 4


name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,




                                       /s/ Richards, Layton & Finger, P.A.